UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Shares with Relative Return on Capital Performance Goal

On December 19, 2013, the Compensation Committee of the Board of Directors of National Fuel Gas Company (the “Company”) made the following grants of performance shares with a performance goal related to relative return on capital (“ROC Performance Shares”) to the named executive officers of the Company: D. F. Smith, 10,566; R. J. Tanski, 11,372; M. D. Cabell, 3,870; A. M. Cellino, 2,844; and D. P. Bauer, 1,264. The grants were made under the Company’s 2010 Equity Compensation Plan (the “2010 Plan”). A brief description of the principal terms and conditions of the ROC Performance Shares is provided below.

The number of ROC Performance Shares awarded to a named executive officer is referred to as the officer’s “ROC Target Opportunity.” The performance cycle for the ROC Performance Shares is October 1, 2013 through September 30, 2016. Each ROC Performance Share will make the officer eligible to receive, no later than March 15, 2017 but in any event as soon as practicable after the Compensation Committee determines the extent to which the performance goal has been achieved, up to two shares of common stock of the Company (or the equivalent value in cash, as determined by the Committee), provided that the ROC Performance Shares will not vest and will be forfeited to the extent the performance goal is not achieved. No dividend equivalents will be provided in respect of the ROC Performance Shares.

The performance goal for the October 1, 2013 to September 30, 2016 performance cycle is the Company’s total return on capital relative to the total return on capital of other companies in a group selected by the Compensation Committee (the “Report Group”). The Report Group consists of the following companies:

AGL Resources Inc.

Atmos Energy Corporation

Cabot Oil & Gas Corporation

Energen Corporation

EQT Corporation

MDU Resources Group Inc.

National Fuel Gas Company

New Jersey Resources Corporation

Northwest Natural Gas Company

Questar Corporation

Quicksilver Resources Inc.

Range Resources Corporation

SM Energy Company

Southwest Gas Corporation

UGI Corporation

Ultra Petroleum Corporation

Whiting Petroleum Corporation

Total return on capital for a given company means the average of the company’s returns on capital for each twelve month period corresponding to each of the Company’s fiscal years during the performance cycle, based on data reported for the company in the Bloomberg database.

The number of ROC Performance Shares that will vest and be paid will depend upon the Company’s performance relative to the Report Group, and not upon the absolute level of return achieved by the Company. The Compensation Committee established five percentile rankings that will determine the number of ROC Performance Shares to vest and be paid: (i) less than 45th, (ii) 45th, (iii) 60th, (iv) 75th, and (v) 100th. These percentile rankings will result in vesting and payment of a percentage of the ROC Target Opportunity, as follows: (i) 0%, (ii) 50%, (iii) 100%, (iv) 150%, and (v) 200%, respectively. For example, if the Company’s performance were to place it at the 60th percentile of the Report Group, then 100% of the ROC Target Opportunity would vest and be paid. For performance between two established performance levels, the percentage of ROC Performance Shares to vest and be paid will be determined by mathematical interpolation. Notwithstanding the above, if the Company’s total return on capital is negative, then the percentage of the ROC Target Opportunity to be paid will be capped at 100%. ROC Performance Shares that do not vest will be automatically forfeited when the Compensation Committee makes its determination as to the extent to which the performance goal has been achieved, but no later than March 15, 2017.

Performance Shares with Relative Total Shareholder Return Performance Goal

On December 19, 2013, the Compensation Committee of the Company made the following grants of performance shares with a performance goal related to total shareholder return (“TSR Performance Shares”) to the named executive officers of the Company: D. F. Smith, 10,566; R. J. Tanski, 11,372; M. D. Cabell, 3,870; A. M. Cellino, 2,844; and D. P. Bauer, 1,264. The grants were made under the 2010 Plan. A brief description of the principal terms and conditions of the TSR Performance Shares is provided below.

The number of TSR Performance Shares awarded to a named executive officer is referred to as the officer’s “TSR Target Opportunity.” The performance cycle for the TSR Performance Shares is October 1, 2013 through September 30, 2016. Each TSR Performance Share will make the officer eligible to receive, no later than March 15, 2017 but in any event as soon as practicable after the Compensation Committee determines the extent to which the performance goal has been achieved, up to two shares of common stock of the Company (or the equivalent value in cash, as determined by the Committee), provided that the TSR Performance Shares will not vest and will be forfeited to the extent the performance goal is not achieved. No dividend equivalents will be provided in respect of the TSR Performance Shares.

The performance goal for the October 1, 2013 to September 30, 2016 performance cycle is the Company’s three-year total shareholder return relative to the three-year total shareholder return of the other companies in the Report Group. Three-year total shareholder return for a given company will be based on the data reported for that company (with the starting and ending stock prices over the performance cycle calculated as the average closing stock price for the prior calendar month and with dividends reinvested in that company’s securities at each ex-dividend date) in the Bloomberg database.

The number of TSR Performance Shares that will vest and be paid will depend upon the Company’s performance relative to the Report Group, and not upon the absolute level of return achieved by the Company. The Compensation Committee established five percentile rankings that will determine the number of TSR Performance Shares to vest and be paid: (i) 30th or below, (ii) 40th, (iii) 50th, (iv) 70th, and (v) 90th or above. These percentile rankings will result in vesting and payment of a percentage of the TSR Target Opportunity, as follows: (i) 0%, (ii) 50%, (iii) 100%, (iv) 150%, and (v) 200%, respectively. For example, if the Company’s performance were to place it at the 50th percentile of the Report Group, then 100% of the TSR Target Opportunity would vest and be paid. For performance between two established performance levels, the percentage of TSR Performance Shares to vest and be paid will be determined by mathematical interpolation. Notwithstanding the above, if the Company’s three-year total shareholder return is negative, then the percentage of the TSR Target Opportunity to be paid will be capped at 100%. TSR Performance Shares that do not vest will be automatically forfeited when the Compensation Committee makes its determination as to the extent to which the performance goal has been achieved, but no later than March 15, 2017.

Restricted Stock Units

On December 19, 2013, the Compensation Committee of the Company made the following grants of restricted stock units (“RSUs”) to certain named executive officers of the Company: R. J. Tanski, 11,375; M. D. Cabell, 3,871; A. M. Cellino, 2,845; and D. P. Bauer, 1,264. The grants were made under the 2010 Plan. A brief description of the principal terms and conditions of the RSUs is provided below.

An RSU is a right to receive one share of common stock of the Company (or the equivalent value in cash or in a combination of shares and cash, as determined by the Committee) at the end of a specified period of time (the “restricted period”). Except as otherwise specified in the 2010 Plan or determined by the Compensation Committee, the restricted period will lapse, and the RSUs will vest, in three annual installments, commencing on December 19, 2014. If an officer retires prior to a vesting date, the portion of the officer’s RSU grant associated with that vesting date and with all subsequent vesting dates will be automatically forfeited. No dividend equivalents will be provided in respect of the RSUs.

Annual At Risk Compensation Incentive Program

On December 19, 2013, the Compensation Committee adopted specific written performance goals for fiscal year 2014 under the 2012 Annual At Risk Compensation Incentive Program (“AARCIP”) for D. F. Smith, R. J. Tanski, M. D. Cabell, A. M. Cellino and D. P. Bauer. Mr. Smith is Executive Chairman of the Board of the Company. Mr. Tanski is President and Chief Executive Officer of the Company. Mr. Cabell is President of Seneca Resources Corporation, the Company’s exploration and production subsidiary, and Senior Vice President of the Company. Mrs. Cellino is President of National Fuel Gas Distribution Corporation, the Company’s utility subsidiary. Mr. Bauer is Treasurer and Principal Financial Officer of the Company.

These executives will earn cash compensation in fiscal 2014 under the AARCIP depending upon their performance relative to their goals. Compensation amounts pursuant to these arrangements can range up to 200% of fiscal-year salary for Mr. Smith and Mr. Tanski, up to 140% of fiscal-year salary for Mr. Cabell and Mrs. Cellino, and up to 90% of fiscal-year salary for Mr. Bauer. Target compensation is 105% of fiscal-year salary for Mr. Smith and Mr. Tanski, 70% of fiscal-year salary for Mr. Cabell and Mrs. Cellino, and 45% of fiscal-year salary for Mr. Bauer. The Compensation Committee may approve other compensation or awards at its discretion.

Mr. Smith’s goal relates to Company EBITDA.

The goals for Mr. Tanski relate to Company EBITDA (weighted as 25% of the formula), EBITDA of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume (weighted as 20% of the formula), management of the capital expenditures of the Company’s utility subsidiary (multiple goals weighted in the aggregate as 10% of the formula), safety (weighted as 10% of the formula), and the Company’s investor relations program (weighted as 10% of the formula).

The goals for Mr. Cabell relate to Company EBITDA (weighted as 15% of the formula), EBITDA of the Company’s exploration and production subsidiary (weighted as 15% of the formula), oil and natural gas production volume (weighted as 20% of the formula), oil and natural gas reserve replacement (weighted as 15% of the formula), finding and development costs (weighted as 15% of the formula), lease operating expenses (weighted as 5% of the formula), general and administrative expenses (weighted as 5% of the formula), and environmental/safety compliance (weighted as 10% of the formula).

The goals for Mrs. Cellino relate to Company EBITDA (weighted as 25% of the formula), EBITDA of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), safety (multiple goals weighted in the aggregate as 20% of the formula), management of the capital expenditures of the Company’s utility subsidiary (multiple goals weighted in the aggregate as 20% of the formula), and effectiveness of the Company’s utility subsidiary in obtaining customer assistance under the Home Energy Assistance Program (multiple goals weighted in the aggregate as 10% of the formula).

The goals for Mr. Bauer relate to Company EBITDA (weighted as 25% of the formula), EBITDA of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), the Company’s investor relations program (multiple goals weighted in the aggregate as 20% of the formula), internal control compliance (weighted as 5% of the formula), safety (weighted as 10% of the formula), and finding and development costs (weighted as 15% of the formula).

For purposes of the goals, EBITDA is defined as operating income plus depreciation, depletion and amortization, and any period-end impairment charges. EBITDA will exclude any reversal of reserves for preliminary survey and investigation charges. For each named executive officer, the performance level achieved on each earnings goal will be averaged with the performance level achieved on the prior year’s corresponding earnings goal.

With respect to the goals related to oil and natural gas production volume and reserve replacement, to the extent that there are oil and natural gas producing property acquisitions or dispositions during the fiscal year that were not included in the Company’s forecast, actual production volume and reserve replacement figures will be adjusted to account for such transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ James R. Peterson
James R. Peterson
Assistant Secretary

Dated: December 26, 2013